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                                                                    Exhibit 10.9

                          RAM REINSURANCE COMPANY LTD.
                   STOCK OPTION PLAN FOR MANAGEMENT EMPLOYEES
                AS AMENDED AND RESTATED EFFECTIVE AUGUST 10, 2005

                               Section 1. Purpose

     The purpose of this RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees is to foster and promote the long-term financial success of the Company and to increase materially stockholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in Holding, (c) enabling the Company to attract and retain the services of outstanding directors and an outstanding management team and (d) increasing the Participants' proprietary interest in the Company by providing them with incentive awards through both Nonqualified and Incentive Stock Options.

                             Section 2. Definitions

     2.1. Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

               (a) "Board" means the Board of Directors of RAM Reinsurance Company Ltd.

               (b) "Cause" shall have the same meaning as set forth in any employment agreement between the Company and a Participant which is in effect or, if no employment agreement exists, Cause shall mean (i) Participant's conviction of a felony or the entering by Participant of a plea of nolo contendere, (ii) Participant's gross negligence, dishonesty, willful malfeasance or gross misconduct in connection with Participant's employment or (iii) a substantial and continual refusal by Participant to perform the duties, responsibilities or obligations assigned to Participant. A determination of Cause under the Plan shall be made by the Board after a Board meeting at which the Participant has an opportunity to address the Board.

               (c) "Code" means the Internal Revenue Code of 1986, as amended.

               (d) "Committee" means the Compensation Committee of the Board. The Compensation Committee shall consist of at least two directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. If at any time no Committee shall be in office, the Board shall perform the functions of the Committee.

               (e) "Common Stock" means the Class A common shares, par value $1.00 per share, of RAM Holdings II Ltd.

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               (f) "Company" means RAM Reinsurance Company Ltd., a Bermuda company, RAM Holdings Ltd., RAM Holdings II Ltd., and any successors thereto.

               (g) "Director" shall mean a member of the Board of Directors of Holding.

               (h) "Effective Date" means March 13, 2001.

               (i) "Employee" means a full-time employee of the Company.

               (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (k) "Exercisable Option" means an Option with respect to which a Participant has earned a fully vested right to exercise such Option pursuant to the vesting schedule set forth in the Participant's Option Agreement.

               (l) "Exercised Shares" means Shares a Participant has received in connection with the exercise of an Option or Shares which a Participant has become entitled to receive through exercise of an Option but which have not yet been delivered.

               (m) "Extraordinary Termination" means a termination of a Participant's employment with the Company by reason of the Participant's death, Permanent Disability or Retirement.

               (n) "Fair Value" means on, or with respect to, any given date:

                    (i) If the Shares are listed on a national stock exchange, the closing market price of such Shares as reported on the composite tape for issues listed on such exchange on such date or, if no trade shall have been reported for such date, on the next preceding date on which there were trades reported; provided, however, that if no such quotation shall have been made within the ten business days preceding such date, Fair Value shall be determined under (iii) below.

                    (ii) If the Shares are not listed on a national stock
               exchange but are traded on the over-the-counter market, the mean between the closing dealer bid and asked price of such Shares as reported by the National Association of Securities Dealers through their Automated Quotation System for such date, or if no quotations shall have been made on such date, on the next preceding date on which there were quotations; provided, that, if no such quotations shall have been made within the ten business


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               days preceding such date, Fair Value shall be determined under
               (iii) below.

                    (iii) If (i) and (ii) do not apply, the Fair Value of a
               Share shall be determined by the Board or Committee in good faith based upon the best information available in a manner consistent with valuation techniques commonly used by financial guaranty companies. The Board or Committee may rely upon the most recent valuation and there shall be no requirement to cause a more recent valuation to be made.

               (o) "Good Reason" shall have the same meaning as such term is defined in the Participant's employment agreement with the Company, except to the extent provided otherwise in the Option Agreement entered into between the Company and the Participant.

               (p) "Grant Date" means, with respect to any Option, the date on which such Option is granted pursuant to the Plan.

               (q) "Holding" means collectively RAM Holdings Ltd. and RAM Holdings II Ltd., each a Bermuda company, and their respective successors.

               (r) "Holding Common Stock" means the Class A common shares, par value $1.00 per share, of RAM Holdings Ltd.

               (s) "Holding Share" means one share of Holding Common Stock.

               (t) "Incentive Stock Option" shall have the same meaning as given to that term by Code Section 422 and any regulations or rulings promulgated thereunder.

               (u) "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

               (v) "Option" means the right granted pursuant to the Plan to purchase one share of Common Stock at a price determined in accordance with Section 6.2, subject to the conditions set forth herein and in the Option Agreement evidencing the grant of such Option.

               (w) "Option Agreement" means an agreement between the Company and the Participant embodying the terms of any Options granted hereunder.

               (x) "Option Price" means the amount for which one Share may be purchased upon exercise of an Option, as specified in the applicable Stock Option Agreement.


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               (y) "Participant" means any Employee designated by the Board to participate in the Plan.

               (z) "Permanent Disability" shall have the same meaning as set forth in any employment agreement between the Company and a Participant in effect, or, if no employment agreement is in effect, Permanent Disability means a physical or mental disability or infirmity that prevents the performance of a Participant's employment-related duties lasting (or likely to last, based upon competent medical evidence presented to the Board) for a period of six months or longer, provided that within 30 days following written notification by the Company to the Participant that it intends to replace Participant, that the Participant shall not have returned to the performance of his employment-related duties on a full-time basis. The Board's reasoned and good faith judgment of Permanent Disability shall be final, binding and conclusive and shall be based upon such competent medical evidence as shall be presented to it by such Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Board. Provided further, with respect to any Participant who is party to an employment agreement with the Company, "Permanent Disability," shall have the meaning, if any, assigned in the employment agreement to such term or to a similar term such as "Disability" or "Disabled".

               (aa) "Plan" means this RAM Reinsurance Company Ltd. Stock Option Plan for Management Employees and Addendum A hereto, as the same may be amended from time to time.

               (bb) "Public Offering" means the first day as of which sales of Common Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

               (cc) "Retirement" means a Participant's termination of employment with the Company as defined in the Participant's Stock Option Agreement.

               (dd) "Section 16 Insider" means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

               (ee) "Share" means one share of Common Stock.

     2.2. Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


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                    Section 3. Eligibility and Participation

     Participants in the Plan shall be those Employees and Directors selected by the Board to participate in the Plan. The selection of a Director or Employee as a Participant shall neither entitle such Director or Employee to, nor disqualify such Director or Employee from, participation in any other award or incentive plan.

                         Section 4. Powers of the Board

     4.1. Power to Grant. The Board or the Committee (upon delegation by the Board) shall determine the Participants to whom Options shall be granted and the terms and conditions of any and all Options granted to Participants and determine whether such Option is an Incentive Stock Option or Nonqualified Stock Option.

     4.2. Administration.

     (a) The Plan shall be administered by the Committee. At any time that the Company is a reporting company for purposes of the Exchange Act, with respect to any Option granted to an individual who is a Section 16 Insider, the Committee shall consist of at least two directors (who need not be the same members of the Committee with respect to Options granted to any other individuals who are not
Section 16 Insiders) who are both "non-employee directors," within the meaning of Rule 16b-3 of the Exchange Act, and "outside directors," within the meaning of Code Section 162(m), and all authority and discretion shall be exercised by such directors. References herein to the Committee shall mean such directors insofar as any actions or determination of the Committee shall relate to or affect an Option made to or held by any Section 16 Insider. The Board may from time to time remove members from or add members to the Committee. Vacancies in the Committee, howsoever caused, shall be filled by the Board. If at any time there are no members of the Committee, the Board shall serve as the Committee.

     (b) The action of a majority of the Committee at which a quorum is present, or acts reduced to or so approved in writing by a majority of the Committee, shall be the valid acts of the Committee. The Committee shall have the power to meet telephonically.

     (c) The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it, and all actions of the Committee, shall be final and binding on all interested parties. No member of the Board or the Committee shall be liable for any action, inaction or determination made in good faith with respect to the Plan or any Option granted under it.

     4.3. Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Plan may, to the fullest extent permitted by applicable law, be exercised and performed by the Committee to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.


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                       Section 5. Options Subject to Plan

     5.1. Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of shares of Common Stock subject to Options) granted under the Plan may not exceed 122,503 in the aggregate. The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose. Any or all shares subject to the Plan may be issued in any combination of Incentive Stock Options or Nonqualified Stock Options.

     5.2. Cancelled, Terminated or Forfeited Options. Any Option which for any reason is cancelled, terminated or otherwise forfeited, in whole or in part, without having been exercised (and any share of Common Stock subject to such Option), shall again be available for grant under the Plan, subject to the maximum limitation specified in Section 5.1.

     5.3. Adjustment in Capitalization. The number and class of Options (and the number of shares of Common Stock available for issuance upon exercise of such Options) granted under the Plan, and the number, class and exercise price of any outstanding Options (and the number of shares of Common Stock subject to outstanding Options), shall be adjusted by the Board to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, amalgamation, consolidation, exchange of shares, change in equity, liquidation or dissolution of the Company. Notwithstanding the foregoing, in no event shall an adjustment by the Board pursuant to this Section 5.3 adversely affect any outstanding Options without the prior written consent of the Participant.

     5.4. Per-Participant Limitation. Subject to any adjustment pursuant to section 5.3 above, the maximum number of shares in any combination of Incentive Stock Options or Nonqualified Stock Options that may be issued hereunder to any Participant in any given calendar year shall be 39,643.

                          Section 6. Terms of Options

     6.1. Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Board. Each Option granted to a Participant shall be evidenced by an Option Agreement that shall specify the exercise price at which a share of Common Stock may be purchased pursuant to such Option, the duration of such Option and such other terms consistent with the Plan as the Board shall determine, including customary representations, warranties and covenants with respect to securities law matters.

     6.2. Exercise Price. The exercise price per share of Common Stock to be purchased upon exercise of an Option shall be determined by the Board.

     6.3. Exercise of Options. The Board or the Committee shall determine the vesting schedule and exercise period for all Options granted. Each individual Option Agreement shall specify the vesting schedule and exercise period attributable to such


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Option. Unless otherwise provided in the Option Agreement, each Option shall terminate and shall not be exercisable on or after the tenth anniversary of the Effective Date.

     6.4. Payment. The Board shall establish procedures governing the exercise of Exercisable Options, which procedures shall generally require that written notice of the exercise thereof be given as provided below at the time of exercise. Both the payment of the exercise price and the timing of any elections to exercise options are subject to such rules and procedures as may be adopted by the Board and, if the Board deems it necessary or appropriate, such rules or procedures may be subject to shareholder approval. As soon as practicable after receipt of a written exercise notice, all other documents or agreements required under the procedures established by the Board and payment in full of the exercise price of any Exercisable Options, the Company shall deliver to the Participant a certificate or certificates representing the shares of Common Stock acquired upon the exercise thereof, bearing appropriate legends, if applicable. Notwithstanding any provision hereof, a Participant who has not executed the shareholder agreement in effect at the time of exercise of the Options, must execute such shareholder agreement before any shares are transferred to the Participant.

     6.5. Designation of Option. The Committee in its sole discretion shall designate in a Participant's Option Agreement whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. Where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, however, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option, except to the extent the Committee determines in writing otherwise.

     6.6. Incentive Stock Options. Any Option designated by the Committee as an Incentive Stock Option shall be subject to the general provisions applicable to all Options granted under the Plan. In addition, each Incentive Stock Option shall be subject to the following specific provisions:

               (a) Incentive Stock Options may only be granted to Employees. At the time the Incentive Stock Option is granted, if the Employee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then

                    (i) The Option Price must equal at least 110% of the Fair
               Value of the Common Stock on the Grant Date; and

                    (ii) The term of the Option shall not be greater than five years from the Grant Date.

               (b) The aggregate fair market value of the Common Stock (determined at the Grant Date) with respect to which Incentive Stock


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          Options can be exercised by a Participant for the first time in any one calendar year shall not exceed $100,000.

               (c) No Incentive Stock Option may be granted more than ten years after the earlier of the effective date of the Plan or the date the Plan is approved by shareholders.

               (d) If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with these restrictions.

     6.7. Annual Director Option Grants. Sections 6.1, 6.2, 6.3, 6.5, and 6.6 shall not be applicable to Options granted pursuant to Addendum A.

                      Section 7. Termination of Employment

     7.1. Extraordinary Termination. Unless otherwise provided in the Option Agreement or otherwise determined by the Board at the Grant Date, in the event that a Participant's employment with the Company terminates by reason of an Extraordinary Termination, any Exercisable Options held by such Participant as of the date of such Extraordinary Termination shall, subject to Section 6.3, remain exercisable solely until the first to occur of (i) the six month anniversary of the date of the Participant's termination of employment or (ii) the expiration of the term of the Exercisable Option. Any Options held by the Participant that are not Exercisable Options at the date of the Extraordinary Termination shall terminate and be cancelled immediately upon such Extraordinary Termination, and any Exercisable Options that are not exercised within the period described in the preceding sentence shall terminate and be cancelled upon the expiration of such period.

     7.2. Termination for Cause or by Participant for other than Good Reason. Unless otherwise provided in the Option Agreement or otherwise determined by the Board at or after the Grant Date, in the event that a Participant's employment with the Company is terminated by the Company for Cause or by the Participant for other than Good Reason (other than by reason of the expiration of the term of a Participant's employment agreement), any Options held by such Participant (whether or not then Exercisable) shall terminate and be cancelled immediately upon such termination of employment.

     7.3. Other Termination of Employment. Unless otherwise provided in the Option Agreement or otherwise determined by the Board at or after the Grant Date, in the event that a Participant's employment with the Company terminates for any reason other than (i) an Extraordinary Termination or (ii) for Cause or other than Good Reason, any Exercisable Options held by such Participant as of the date of such termination shall remain exercisable until the first to occur of (x) the 60th day after the expiration of the period, if any, specified in such Participant's Option Agreement during which the Company or Holding has a right to purchase such Exercisable Options from the


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Participant or (y) the expiration of the term of the Exercisable Options. Any
Options held by the Participant that are not Exercisable Options as of the date of the Participant's termination of employment shall terminate and be cancelled immediately upon such termination, and any Exercisable Options that are not exercised within the period described in the preceding sentence shall terminate and be cancelled upon the expiration of such period.

     7.4. Directors Options. Section 7.1 through 7.3 shall not be applicable to Options granted to Directors who are not Employees. Provisions regarding termination of service as a Director shall be set forth in the Participant's Option Agreement or, with respect to options granted pursuant to Addendum A, in Addendum A.

                     Section 8. Amendment, Modification, and
                             Termination of the Plan

     The Board at any time may terminate or suspend the Plan, and from time to time may amend or modify the Plan. No amendment, modification, termination or suspension of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option. Shareholder approval of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Board.

                      Section 9. Miscellaneous Provisions

     9.1. Transferability of Awards. The Board, at its sole discretion, may grant Nonqualified Stock Options which may be transferred by the Participant during his or her lifetime to any member of his or her immediate family or a trust established for the exclusive benefit of one or more members of his or her immediate family. For purposes of this Section, the term "immediate family" is defined as a Participant's spouse, children, stepchildren, grandchildren (including relationships arising from legal adoption), and parents. Any Nonqualified Stock Options not deemed by the Board to be transferable in the Option Agreement and any Incentive Stock Options granted pursuant to this Plan are not transferable by the Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant.

     9.2. Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime.

     9.3. No Guarantee of Employment or Participation. Nothing in the Plan or in any Option Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant


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any right to continue in the employ of the Company. No Employee shall have a right to be selected as a Participant or, having been so selected, to receive any Options.

     9.4. Tax Withholdinq. The Company shall have the power to withhold, or to require a Participant to remit to the Company subject to such other arrangements as the Board may set forth in the Option Agreement to which such Participant is a party, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements in respect of any Option granted under the Plan.

     9.5. Indemnification. Each person who is or shall have been a member of the Committee, the Board or any other committee of the Board shall be indemnified and held harmless by the Company to the fullest extent permitted by law from and against any and all losses, costs, liabilities and expenses (including any related attorneys' fees and advances thereof) in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under or in connection with the Plan and from and against any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Company an opportunity, at its own expense, to defend the same before he undertakes to defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Companies' Bye-laws, by contract, as a matter of law, or otherwise.

     9.6. No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan.

     9.7. Requirements of Law. The granting of Options and the issuance of shares of Common Stock pursuant to such Options shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan or any Option Agreement, no Options shall be granted under the Plan, and no shares of Common Stock shall be issued upon exercise of any Options granted under the Plan, if such grant or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state securities laws.

     9.8. Freedom of Action. Subject to Section 8, nothing in the Plan or any Option Agreement shall be construed as limiting or preventing the Company from taking any action that it deems appropriate or in its best interest.

     9.9. Term of Plan. The Plan shall be effective as of the Effective Date. The Plan shall continue in effect, unless sooner terminated pursuant to Section 8, until the tenth anniversary of the Effective Date. The provisions of the Plan, however, shall continue thereafter to govern all outstanding Options theretofore granted.


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     9.10. No Rights as Stockholder. No Participant shall have any voting or other rights as a stockholder of the Company with respect to any Common Stock covered by any Option until the exercise of the Option and the issuance of a certificate or certificates to the Participant for such Common Stock. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     9.11. Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of laws rules thereof to the extent such rules would require or permit the application of the laws of another jurisdiction.

     9.12. Financial Information. Any Participant who wishes to review and requests financial information of the Company shall be provided the most recent audited financial statements of the Company within a reasonable time, but in no event later than 30 days following such request.


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                                   Addendum A

                       Independent Director Annual Grants

          This Addendum A (the "Addendum") to the Plan, effective as of August 10, 2005, governs the annual grant of Options to the independent Directors listed below (the "Independent Directors"). The first annual Option grants to be made pursuant to this Addendum shall be effective August 10, 2005. This Addendum shall constitute part of the Plan. Capitalized terms used herein without definition have the meanings set forth elsewhere in the Plan.

          1. Annual Grant of Options. Notwithstanding anything contained herein to the contrary, annually, for so long as an Independent Director is a Director (or, if earlier, until such time as the Committee determines that such annual Option grants shall no longer be made or that the Director no longer meets the criteria necessary for eligibility to receive an annual Option grant pursuant to this Addendum), the Committee will grant to each of the Independent Directors, not in lieu of any other compensation, a Nonqualified Stock Option to purchase 200 Shares (subject to adjustment pursuant to Section 5.3 of the Plan) with an Option Price equal to the Fair Value of a Share on the Grant Date (subject to adjustement pursuant to Section 5.3 of the Plan). Each such Option grant made as described in this Section 1 is hereinafter referred to as an "Annual Option." The Grant Date of the Annual Options shall be the date the Annual Options are approved by the Committee (or such later date as the Committee may prescribe); provided, however, that it is expected that the Annual Options will be made during the third quarter of the applicable calendar year, commencing in the year following the Independent Director's election to the Board. At, or as soon as practicable after, the Grant Date of any Annual Options, the Independent Directors shall be notified of the Grant Date of his or her Annual Option and the Option Price.

          2. Annual Option Term. Each Annual Option awarded pursuant to Section 1 of this Addendum shall terminate on the earliest of: (a) the date such Annual Option is fully exercised, (b) the tenth anniversary of the applicable Grant Date, or (c) the applicable date set forth in Section 5 or 6 of this Addendum. Notwithstanding anything contained herein to the contrary, the provisions contained in Sections 7 through 9 of this Addendum shall survive the exercise of an Annual Option.

          3. Vesting and Exercise of the Annual Option.

               (a) No portion of an Annual Option may be exercised prior to the date on which it becomes vested. Except as otherwise provided in Sections 5 and 6 of this Addendum, each Annual Option shall vest quarterly over a three-year period beginning on the applicable Grant Date. Specifically, for each Annual Option (subject to adjustment in the event the number of Shares subject to the Annual Option is adjusted), 17 of the Shares subject to such Annual Option will vest on the last day of each of the 11 consecutive calendar quarters commencing in the quarter in which such Annual Option is awarded and during which the Independent Director remains a Director, and the


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remaining 13 Shares subject to such Annual Option will vest on the last day of the 12th succeeding calendar quarter if the Independent Director remains a Director until such date.

               (b) Unless the Committee provides otherwise, Shares purchased pursuant to an Annual Option must be paid for in full at the time of such purchase in the form of: (i) cash, (ii) Shares previously owned by the Independent Director for at least six (6) months, which have not been acquired pursuant to the Annual Option, or (iii) part in cash and part in Shares. Shares transferred in payment of the Option Price shall be valued at the Fair Value of such Shares, subject to such rules and procedures as may be adopted by the Board. The Committee may restrict the use of Shares as payment upon exercise.

          4. Option Non-Transferable. The Option may not be transferred by the Independent Director other than by will or the laws of descent and distribution. The Option shall be exercisable during the Independent Director's lifetime only by the Independent Director or on the Independent Director's behalf by the Independent Director's guardian or legal representative.

          5. Termination and Expiration of the Option.

               (a) If the Independent Director's service as a Director is terminated due to the Independent Director's death, the Annual Option shall immediately become vested and exercisable in full, and shall remain exercisable until the tenth anniversary of the Grant Date.

               (b) If the Independent Director's service as a Director is terminated for any reason other than death, the portion of the Annual Option that is vested on the date of such termination of service shall remain exercisable for one year (or, if earlier, until the tenth anniversary of the Grant Date). Any portion of the Annual Option that is not vested as of the date of such termination of service shall terminate and be cancelled immediately.

               (c) Notwithstanding anything contained herein to the contrary, if the Independent Director is prohibited (whether by applicable law, rule, regulation, order or consent decree of any regulatory authority (including, without limitation, the Securities and Exchange Commission), or by the Company) from exercising the vested portion of the Annual Option during any period that ends within the last five business days (for purposes of this Addendum, a day is a business day only if considered such in both Bermuda and New York City) of the exercise period prescribed by Section 5(b) hereof, then such exercise period shall automatically be extended by the number of business days equal to the number of business days the Independent Director was prohibited from exercising the vested portion of the Annual Option (but in no event less than 5 business days); provided, however, in no event shall the Annual Option remain exercisable beyond the tenth anniversary of the Grant Date, and in no event shall the exercise period be extended by a number of business days that is greater than the number


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

of business days between the date the portion of the Annual Option that is subject to the extension became vested and the first date of the extension.

          6. Change in Control.

               (a) The term "Change in Control" shall mean the first to occur of the following events after the Grant Date:

                    (i) the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the then outstanding voting securities of RAM Reinsurance Company Ltd. ("RAM") or Holding;

                    (ii) the merger, amalgamation, reorganization, or consolidation of, or share exchange involving, RAM or Holding, as a result of which the shareholders of RAM or Holding immediately before such transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

                    (iii) a sale of all or substantially all of RAM's or Holding's assets; and

                    (iv) approval by RAM or Holding of the liquidation or dissolution of RAM or Holding other than a liquidation of RAM into Holding.

For purposes of clarity, an amalgamation or similar combination of RAM Holdings Ltd. and RAM Holdings II Ltd. shall not constitute a Change in Control.

               (b) The term "Change in Control Price" means the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the board of directors of RAM Holdings Ltd. (the "Holdings Board") if any part of such price is payable other than in cash and other than in marketable securities). If all or a portion of the Change in Control Price is paid in marketable securities, then the marketable securities shall be valued at the closing sale price on the principal exchange on which the securities are traded on the day of closing of the Change in Control transaction.

               (c) In the event of a Change in Control, each Option then held by an Independent Director shall be deemed to be fully vested and shall be cancelled in exchange for either: (i) a payment in cash of an amount equal to the excess, if any, of the Change in Control Price over the Option Price or (ii) if any part of the consideration paid in the transaction resulting in a Change in Control is paid in freely marketable securities, and the Holdings Board so determines, a payment in such freely marketable securities with a value equal to the excess, if any, of the Change in Control Price over the Option Price. The payment described in this Section 6(c) shall be made to the Independent


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

Director as soon as reasonably practicable following the consummation of the Change in Control.

               (d) Put Option/Call Rights. For the period beginning on the date of a Change in Control and ending 45 days thereafter, the Company and Holding or the successor in interest, upon written notice from the Independent Director, shall, within 30 days of the date of the notice, repurchase from the Independent Director all or a portion (as designated in the notice) of the Exercised Shares held by the Independent Director for an amount per share equivalent to the Change in Control Price (the "Put Option"). In the event the Independent Director fails to exercise the Put Option with respect to any Exercised Shares during the 45 day period following the date of a Change in Control, the Company and Holding or the successor in interest shall have 45 days to purchase all or a portion of the Exercised Shares held by the Independent Director for an amount per Share equivalent to the Change in Control Price (the "Call Right"). The Company and Holding or the successor in interest shall exercise its Call Right by providing written notice to the Independent Director of its intent to purchase all or a portion of Independent Director's Exercised Shares. The Independent Director shall, within 30 days of the date of the notice, sell to the Company or Holding or the successor in interest the requested number of Exercised Shares at the Change in Control Price.

          7. Compliance with Regulatory Matters. The Independent Director acknowledges that the issuance of Shares is subject to limitations imposed by federal and state laws, and, by acceptance of an Annual Option, the Independent Director acknowledges and agrees that the Company shall not be obligated to issue any Shares upon exercise of the Option if such issuance would cause RAM or Holding to violate any law, rule, regulation, order or consent decree of any regulatory authority (including, without limitation, the Securities and Exchange Commission and the Bermuda Monetary Authority) having jurisdiction over the affairs and/or the share capital of the Company. The Independent Director agrees that he will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of the Shares complies with the provisions of this Section 7.

          8. Rights as Director. Nothing in the Plan, the Annual Option, or this Addendum shall interfere with or limit in any way the right of RAM or Holding to terminate the Independent Director's service as a Director at any time, or confer upon the Independent Director the right to continue as a Director.

          9. Miscellaneous.

               (a) The terms of this Addendum shall be binding upon the parties hereto and their representatives, successors and assigns.

               (b) In the event that any one or more provisions of this Addendum shall be held invalid, illegal or otherwise unenforceable in any respect, the invalid, illegal or unenforceable provision or provisions shall be, to the extent possible, modified in order for it or them to be valid, legal or enforceable, and the validity, legality


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

and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

               (c) By acceptance of an Annual Option, the Independent Directors shall be deemed to have acknowledged and agreed that the Annual Option shall be governed by and subject to the terms and conditions of the Plan, including this Addendum. To the extent any term or provision of this Addendum is inconsistent with a term or provision of the Plan, the term or provision of this Addendum shall control.

          10. List of Independent Directors. As required by the Bye-laws of the Company, the shareholders of each Company approved an annual grant of options to the following Independent Directors in accordance with and subject to the terms of the Plan, including this Addendum:

               Edward F. Bader

               David L. Boyle

               Dirk A. Stuurop


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